                                                                   EXHIBIT 10.40


                    INTERNATIONAL REPRESENTATIVE AGREEMENT

                                    BETWEEN

                             VERISITY DESIGN, EURL

                                      AND

                     INTEGRATED SYSTEMS SCANDINAVIA EDA AB



     This Agreement (the "Agreement") is made and entered into effective as of June 15, 2000 (the "Effective Date"), between Verisity Design, EURL., a French corporation, with its principal offices at BC La Grande Arche, 92044 Paris La Defense, France Paris ("Verisity") and Integrated Systems Scandinavia EDA AB, a Swedish corporation, with its registered offices at Minnebergsvaegen (turning area exit), Box 14049, SE-16714, Bromma Sweden, excluding all other ISS affiliates ("Company").

     Verisity Ltd. develops certain software programs related to the design of semiconductor circuits and Verisity Design, EURL, its wholly owned subsidiary, is in the business of licensing such programs and providing related services. Verisity and Company desire to establish a business relationship between themselves, pursuant to which Verisity shall appoint Company as its exclusive representative in the Territory, as defined below, all subject to the terms and conditions hereof.

     In consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

1.   DEFINITIONS

     The capitalized terms below will have the respective meanings indicated:

     (a) Products means those standard products offered for license by Verisity
         --------
listed from time to time on Exhibit A attached hereto at the prices listed from
                            ---------
time to time on Exhibit A, which product list and prices may be amended by
                ---------
Verisity in its sole discretion from time to time, without obligation to Company or to any third party. Products that have been deleted from Exhibit A pursuant
                                                             ---------
to the preceding sentence will be deemed to be Products under each provision of this Agreement, except Sections 2(a), 4, 5(a) and 5(c) through (f) hereof.

     (b) Services means those services offered by Verisity as listed from time
         --------
to time on Exhibit B attached hereto at the prices listed from time to time on
           ---------
Exhibit B, which service list and prices may be amended by Verisity in its sole
----------
discretion from time to time, without obligation to Company or to any third party. Services that have been deleted from Exhibit B pursuant to the preceding sentence will be deemed to
                  ---------
be Services under each provision of this Agreement, except Sections 2(a), 4, 5(a) and 5(c) through (f) hereof.

     (c) Territory means Norway, Sweden, Finland, Denmark, Latvia, Lithuania,
         ---------
Estonia and Poland. Notwithstanding the above, it is hereby clarified that for multi-national entities whose headquarters are located within any of the above countries, branches located outside the above countries are not included within the Territory, and therefore Company is not granted exclusivity in respect thereof and will not be entitled to receive commission and/or any other payment in connection with orders made by such entities, unless and to the extent determined, on a case by case basis, by Verisity through its Vice President and General Manager of European Operations, at its sole and absolute discretion.

     (d) End-User means a person or entity within the Territory who purchases
         --------
from Verisity a license to use any Product and uses that Product on a non-exclusive basis solely for its own benefit.

     (e) Software License Agreement means a license agreement entered into
         --------------------------
between Verisity and an End-User under which the End-User obtains a non-exclusive, non-transferable and non-assignable license to use a Product solely for its own benefit.

     (f) As used herein, purchase or sale with respect to the Products refers to
                         --------   -----
the purchase or sale of a license to the Products pursuant to a Software License Agreement.

2.   APPOINTMENT; AUTHORITY

     (a) Subject to the terms and conditions contained herein, Verisity hereby appoints Company as its exclusive representative in the Territory to (i) promote and demonstrate the Products and Services on behalf of Verisity, (ii) solicit orders for Products and Services, and (iii) provide first level customer support, and Company hereby accepts such appointment.

     (b) In carrying out its obligations under this Agreement, but subject to the terms and conditions hereunder, Company may translate, at its expense, Verisity's promotional materials into the local languages within the Territory or otherwise adapt the same to comply with any relevant local law and regulation so long as (i) such materials are provided by Company to Verisity in advance of distribution thereof for Verisity's review and approval and (ii) any translations by Company hereunder are done in a first class and professional manner, and do not diminish Verisity's proprietary rights in the Products or conflict with this Agreement.

     (c) Company is not granted a license or right to receive, use or distribute source code versions of the Products nor is Company granted a license or right to modify or alter in any manner or create derivative works of the Products. Company will not have the right to appoint sub-representatives or sub-agents. Company will not (i) promote or market Products or Services outside of the Territory, unless specifically requested in writing by Verisity to do so, and within the specific scope and time frame of such specific request, (ii) sell or license Products outside the Territory, or (iii) register as a representative of Verisity in any country outside the Territory. Notwithstanding the above, upon any independent use of Verisity's products the Company will sign, at the request of Verisity, a standard Verisity Software License Agreement.

     (d) Notwithstanding any other provision of this Agreement, Company will not take or accept any orders from End-Users for Products, and it shall only forward all such orders to Verisity for written acceptance or rejection of same, in whole or in part, by Verisity. Verisity may, at its sole discretion, accept or reject orders, in whole or in part. Company agrees that it shall advise prospective End-Users of Verisity's right to reject orders, or any part thereof, as per the above, and further agrees not to purport to bind Verisity under any such order.

     It is hereby clarified that if Company will perform Services by itself and on its own account such as training and consulting and be paid directly by the End Users, it shall offer such Services only after receiving Verisity's prior written approval and only at their full price as listed from time to time on Exhibit B, as amended by Verisity as per the above, without any deduction and/or
---------
reduction therefrom or under different prices agreed by Verisity in advance and in writing.

     It is clarified that Verisity has given its approval to Company giving training in Territory, at full Verisity list price as listed from time to time on Exhibit B, or according to signed agreements between customers and Verisity.
   ---------

3.   DURATION OF THE AGREEMENT

     This Agreement shall commence on the Effective Date, and continue until [*], if not terminated prior to such date pursuant to Section 12 below. The parties hereto may mutually decide, not later then by September 1, 2002, to extend the duration of this Agreement for a term which shall be mutually agreed.

4.   DUTIES OF VERISITY

     Verisity agrees to provide such support and training in the Products and Services to the Company as Verisity may consider, in its sole discretion, appropriate, and which shall be substantially, and to the extent possible and applicable (as determined by Verisity in its sole discretion), at the same level of support and training as it does for any of its sales offices. Any such support and training shall be of a type, in an amount and on terms to be agreed separately between Verisity and Company.

Verisity shall have the following obligations under this Agreement:

     (a) Verisity shall provide to the Company Product training, demonstration software, descriptive literature, instructional material, price lists and product availability information, as available, in support of the promotion and sales of the Products.

     (b) Verisity shall periodically provide to the Company the names and the


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

addresses of customer prospects, within the assigned Territories, which Verisity has received as a result of advertising, trade shows and referrals by present customers or cooperative marketing partners.

     (c) Verisity shall make the best commercial efforts to keep the Company informed of the market trends, competitive issues, technical developments within the Products marketplace and other pertinent information, which may aid the Company in promoting the Products.

     (d) Verisity shall keep the Company informed of Verisity's technical developments and new products and shall make the best commercial efforts to provide such information in advance of the initial introduction or sales of such products.

     (e) Verisity shall be solely responsible for the return and replacement of defective Products and for the provision of warranty or software error fixes in accordance with Verisity's published policies.

     (f) Verisity shall make best commercial efforts to make deliveries of satisfactory Products within the promised delivery schedules.


5.   DUTIES OF COMPANY

     (a) Company will use its best efforts to vigorously promote and demonstrate the Products and Services, and to solicit orders for Products and Services in the Territory. Company will conduct the sales process including demonstrating, issuing quotations etc., as per Verisity's direction and guidelines given to Company by Verisity from time to time. Company will devote such management attention, manpower, time and effort as may be necessary to fully develop the market for the Products and Services within the Territory. Company undertakes to receive Verisity's prior approval of Consulting Engineers ("CE") it intends to employ.
     Without derogating from the generality of the above, upon Verisity's request Company shall hire additional CEs and/or replace any CE then hired by Company.

     (b) Company will conduct business in its own name and on its own account only, and pay and bear any and all expenses, charges or fees imposed on or incurred by it in performing its obligations hereunder. Verisity shall not be obligated in any manner whatsoever for costs and/or expenses incurred by Company.

     (c) Company will maintain appropriate demonstration equipment and an adequate facility capable of handling technical support and customer demonstrations and performance of its undertaking and obligations hereunder and provide technical assistance to End-Users in the installation and use of the Products.

     (d) During the term of this Agreement and for a period of an additional 6 months thereafter, Company will refrain from distributing, representing, promoting or selling products or services which, at the sole discretion of Verisity, compete with, are similar to or are the same as the Products or Services. Exhibit D specifies all products and services, which Company offers
           ---------
to its customers.  Company undertakes to update Exhibit D at least annually and
                                                ---------
notify Verisity of any new product or service it offers. For the removal of doubt the above shall not limit Company's right to enter into business arrangements concerning complementary products. Company hereby represents and warrants that its rights and obligations under this Agreement do not, and during the term of this Agreement will not, breach or otherwise conflict with any other agreement to which it is a party or by which it is bound.

     (e) Company agrees to deliver to Verisity reports at a frequency as may be determined by Verisity from time to time, on the status of and activities related to its acts under this Agreement. Such reports shall be in English and shall include information relating to the status of current sales efforts and the prospects for future sales and any other reasonable information specified by Verisity. So long as Verisity has not determined differently and so notified Company in writing, the reports will be delivered weekly.

     (f) Company will give Verisity timely notice of any legislation, rule, regulation and/or governmental order that is in effect or that may come into effect in the Territory that materially affects the sale or license of the Products or Services or the proprietary rights of Verisity.

     (g) Company agrees not to make any representations or give any warranties or guarantees to any person with respect to the Products or Services, other than those representations, warranties or guarantees that Verisity has specifically authorized in writing to be given to that person.

     (h) Company shall avoid any deceptive, misleading, illegal, or unethical practices, including, without limitation, advertising, communicating or otherwise representing any Product or its characteristics or capabilities or any Service in a manner that is false or misleading.

     (i) Company's CE(s) will assist in general activities of Verisity, such as giving demonstrations in conferences, assisting in alpha/beta sites, review specifications of new features etc., at the same level as Verisity's own CEs are assisting. It is hereby clarified that except as specifically set forth in Section C of Exhibit C, neither Company nor CE(s) shall be entitled to any
             ---------
payment, including without limitation compensation and/or reimbursement, in addition to the payment specifically set forth herein. It is hereby further clarified that each Company CE shall be at all times considered as an employee of Company only and not an employee of Verisity, all as set forth in Section 18
(c) below.

6.   COMPENSATION; PAYMENT

     All compensation and payment terms are set forth in Exhibit C.
                                                         ---------

7.   WARRANTY; LIMITATION OF LIABILITY; INSURANCE

     Verisity provides a limited warranty to End-Users. Verisity provides no independent warranty, express or implied, to Company. VERISITY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL VERISITY

BE LIABLE TO COMPANY OR ANYONE ELSE FOR ANY LOSS OF PROFITS, GOODWILL, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED WITH RESPECT TO OR RESULTING FROM THE USE OF THE PRODUCTS OR SERVICES SUPPLIED HEREUNDER, EVEN IF VERISITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS OF PROFITS. Verisity will not be liable to Company for any damages payable by Company to third parties related to the acts and/or omissions by Company or use by such third parties of the Products or Services.

8.   OWNERSHIP AND USE OF INTELLECTUAL PROPERTY

     (a) Company acknowledges that (i) it is obtaining only the right to promote and demonstrate the Products and Services on behalf of Verisity, and solicit orders for Products and Services, as provided hereunder; (ii) all ownership, right, title or interest in or to any trademarks, tradenames, insignias, logos, proprietary marks and the like related to the Products (together, "Proprietary Marks") or patents, copyrights, or other proprietary rights relating to the Products or technical documentation, promotional or demonstration materials or training session materials relating to the same (including, without limitation, any translations), whether these are registered or unregistered (all of the above, including the Proprietary Marks, together - the "Rights"), will remain at all times with Verisity and/or its licensors even if suggestions made by Company and/or any person or entity related thereto are incorporated into subsequent versions of the Products; (iii) none of the Rights or any part thereof are transferred from Verisity and/or its licensors to Company hereunder; and (iv) any permitted use of the Rights or any part thereof hereunder will inure to the benefit of Verisity and/or its licensors, and that Company will not itself claim any exclusive rights in the Rights or in any part thereof or the goodwill and rights related thereto.

     (b) Subject to Verisity's right to review all marketing materials, packaging and documentation prior to their use by Company, Verisity hereby grants Company a non-exclusive right to use within the Territory the Proprietary Marks under which the Products and Services are marketed by Verisity, during the term of this Agreement, subject to Company's agreement hereby: (i) to use the Proprietary Marks in proper trademark or service mark manner (including such notices of ownership as Verisity may require from time to time) on the Products and materials related to the Products and Services and only in connection with their promotion and marketing, and not to use the Proprietary Marks, or any other marks confusingly similar thereto, in any other connection and (ii) that registration for the Proprietary Marks shall be sought, maintained and enforced only by Verisity, within its sole discretion and without any obligation to do so, and that Company agrees to assist Verisity in such efforts at Verisity's request. Company will not alter, infringe or do anything to lessen the value of any Proprietary Marks. Company will not use any of the Proprietary Marks as part of the business name of Company. Company will assign "Verisity Scandinavia" to Verisity LTD. free of charge in a form, to be prepared, which will permit Verisity to accept that assignment before April 30, 2001. Company will not attach any name or mark to any Products or materials relating to Products and Services other than the names or marks originally appearing thereon and will not obfuscate, cover or remove any name or Proprietary Mark on the Products or materials relating to Products and Services.

     (c) Company shall promptly notify Verisity of any infringement of which it may become aware of any Proprietary Mark, patent, copyright, the Rights or any other proprietary right of Verisity and/or its licensors, and will assist Verisity in prosecuting same.

     (d) To the extent that Company takes possession of any physical copies of any Products or related documentation, Company will hold and care for the same as Verisity's and/or its licensors' property. In no event will Company be deemed to own any such copies of the Products, and Verisity and/or its licensors will maintain the sole and absolute title to any and all such items.

9.   INFRINGEMENT INDEMNITY

     (a) Verisity will indemnify Company against any damages finally awarded in connection with any suit brought against Company that any of the Products or Services furnished and used within the scope of this Agreement infringes copyright of a third party within the Territory, provided that: (i) Company notifies Verisity in writing immediately of any such suit, (ii) Verisity has sole control of the defense and all related settlement negotiations and (iii) Company provides Verisity with the assistance, information and authority necessary to perform the above. Verisity will reimburse reasonable out-of-pocket expenses incurred by Company in providing such assistance.

     (b) Verisity shall have no liability for any claim of infringement based on
(i) use of a superseded or altered release of the Products if such infringement would have likely been avoided by the use of current unaltered releases of the Products or (ii) the combination, operation or use of any of the Products or Services furnished under this Agreement with products or data not furnished by Verisity if such infringement would have likely been avoided by the use of the Products or Services without such products or data.

     (c) In the event the Products are held or are believed by Verisity to infringe, Verisity shall have the option, but not the obligation, at its expense, to modify the Products to be non-infringing.

     This Section 9 states Company's exclusive and entire remedy for any infringement and Verisity's entire liability for any infringement.

10.  GENERAL INDEMNITY BY COMPANY

     Company will defend and indemnify Verisity against any and all claims, actions, suits, losses, costs, liabilities or expenses (including attorneys' fees) arising out of or related to any breach by Company of its representations, warranties or covenants made hereunder.

11.  CONFIDENTIALITY

     Company acknowledges that it may be furnished or may otherwise receive or have access to non-public, confidential information relating to Verisity's past, present or future customers, strategic directions, products (including Products or Services), software, research, development, inventions, processes, techniques, designs, price-data, price-list, service materials or other technical data and information (all of such information, and the existence and terms of this Agreement and any related agreements is referred to as the Confidential Information or "Verisity Proprietary Information"). Company and any of its employees, including but without limitation CE(s), shall hold the Confidential Information (and all physical or other forms thereof) in strict confidence and shall not publish or disclose it to third parties, or use it or permit others to use it in any way, commercially or otherwise, without the prior written consent of Verisity, except as expressly permitted by this Agreement. Company will cause all of its employees, including but without limitation CE(s), subcontractors (including employees of subcontractors) and any other persons that obtain, receive or have access to any Confidential Information to enter into confidentiality agreements prohibiting the use or disclosure of any such Confidential Information, except as expressly permitted by this Agreement.

The obligations set forth in this Section above shall not apply, or cease to apply, as the case may be, as follows:

          i. they shall not apply to specific Verisity Proprietary Information that is publicly known when first disclosed to Company, and shall cease to apply to specific Verisity Proprietary Information that thereafter becomes publicly known through no act or fault of Company or its employees;

          ii. they shall not apply to specific Verisity Proprietary Information that appropriate documentary evidence clearly demonstrates was already known to Company at the time the same is first disclosed to Company by Verisity or its representatives; or

          iii. they shall cease applying to specific Verisity Proprietary Information that is rightfully received by Company, without restriction on disclosure, from a third party which is not under an obligation of nondisclosure to Verisity.

12.  TERMINATION

     (a) If either party defaults in the performance of any provision of this Agreement, the non-defaulting party may give written notice, at any reasonable time, to the defaulting party specifying the default. If the defaulting party does not cure the default within thirty (30) days of such notice thereof, this Agreement will terminate as of the end of such thirty (30) day period.

     (b) Verisity may terminate this Agreement immediately by delivery of written notice to Company upon the occurrence of any of the following events:
(i) the institution by or against Company of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Company's debts, (ii) the Company is making an assignment for the benefit of creditors, or
(iii) dissolution of Company.

    (c) Verisity may terminate this Agreement immediately by delivery of written notice to Company if during two consecutive financial quarters Company has not met [*] of its yearly quota, or at the end of the year it has not met [*] of its Quota as defined in Exhibit C.

    (d) Verisity may terminate this Agreement without cause immediately at any time by delivery of prior written notice of ninety (90) days to Company.

    (e) In the event of termination of this Agreement pursuant to the terms hereof Verisity shall not be liable to Company for any claims, damages or liabilities arising by reason of the exercise of such right of termination.

13. EFFECT OF TERMINATION

    (a) Immediately upon expiration of the term of this Agreement under Section 3 above or upon any termination of this Agreement for any reason whatsoever, Company's appointment as Verisity's exclusive representative in Section 2 above will automatically terminate, all amounts and debts of Company to Verisity, and from Verisity to Company, shall become due and payable without notice, Company will promptly return to Verisity all Confidential Information then in Company's possession, the license granted to Company in Section 8(b) above will automatically terminate, Company will remove and not thereafter use Verisity's Proprietary Marks and any other material that identifies or appears to identify Company with Verisity and shall promptly deliver same to Verisity.

    (b) In the event of expiration of the term of this Agreement under Section 3 above or upon termination of this Agreement under Section 12(c) or 12(d) above only, Company shall be entitled to (i) with respect to orders received in Territory prior to the date of termination and which were executed no later than 90 days after expiration or termination of this Agreement as per the above, the amounts determined in accordance with Section A of Exhibit C, (ii) with respect
                                                   ---------
to orders received in Territory prior to the date of termination and which were executed no later than [*] days after expiration or termination of this Agreement as per the above, [*] of the amounts determined in accordance with Section A of Exhibit C. It is hereby clarified that Company shall not be
             ---------
entitled to any and all amounts with respect to orders received in Territory prior to the date of termination and which were executed 180 days or more after expiration or termination of this Agreement. Payment of said amounts by Verisity, if and to the extent Company is entitled thereto as per the above, shall constitute Company's exclusive and entire remedy in connection with the expiration or termination of this Agreement as per the above.

    (c) Termination of this Agreement under Section 12 above shall not prejudice and/or limit Verisity's rights under any applicable law and/or agreement, and it shall not derogate from any remedy available to Verisity under any applicable law and/or agreement under such circumstances.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

    (d) The provisions of the following Sections will survive the expiration of the term of this Agreement under Section 3 above or its termination for any reason whatsoever: 1, 7, 8(a), 10, 11, 12, 13, 15 and 18.

14.  LEGAL COMPLIANCE

     (a) Company agrees, at its expense, to take all steps that may be required for this Agreement, and all actions taken pursuant to or contemplated by this Agreement, to comply with the laws of all countries and their political subdivisions within the Territory.

     (b) Company will ascertain whether the law of any country or political subdivisions thereof within the Territory requires this Agreement to be filed for notice or approval with any governmental entity or agency within the Territory. If such filing or filings are required, Company will comply with such requirements at its own cost and expense, and will provide copies of such filings to Verisity.

     (c) Company hereby assures Verisity that it does not intend to and will not knowingly transmit directly or indirectly, or permit others to so transmit Products to any foreign country or to any person in violation of applicable laws pertaining to export of Products or technical data.

15.  NOTICES

     Any notice required or permitted to be given under this Agreement shall be in English and in writing, and shall be duly given if delivered personally or sent by telecopier/fax or posted in the mail, postage prepaid, registered or certified, return receipt requested, addressed to the parties at their addresses hereinabove set forth or at such other address as such party may designate in writing with respect to itself from time to time. Notice shall be deemed to be effective on the fifth business day after such notice is mailed or if sent by telecopier/fax, notice shall be deemed to be effective on the date such notice is sent (but only if a confirming copy is delivered by any of the other means of dispatch for notices permitted hereunder).

16.  ASSIGNABILITY

     Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated, pledged or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, except that Verisity may assign (or delegate, as the case may be) this Agreement and any rights or obligations hereunder to (i) any entity controlled by, controlling or under common control with Verisity, (ii) any purchaser of all of Verisity's rights to sell or license Products and Services and (iii) to a successor corporation in the event of a merger, acquisition or consolidation. A change of control of Company will be considered an assignment by Company. This Agreement shall be binding upon and shall inure to the benefit of each party's permitted successors and assigns.

17.  FORCE MAJEURE

     Neither party shall be liable for damages or delay arising out of causes beyond its reasonable control and without its fault or negligence, such as governmental acts or directives, strikes, acts of God, war, insurrection, riot or civil commotion, fires, earthquakes, flooding or water damage, explosions, embargoes, except with respect to payments to be made to the other party.

18.  GENERAL PROVISIONS

     (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to its rules of conflicts of law. This Agreement or any agreement that may be executed to implement this Agreement will not be governed by or construed in accordance with the United Nations Convention on Contracts for the International Sale of Goods.

     (b) If there is any disagreement that cannot be resolved between the parties arising out of or relating to this Agreement (other than a dispute arising out or relating to any copyrights, trade secrets, patents or other intellectual property of either party), any such dispute will be settled by binding arbitration on a confidential basis in Santa Clara County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and otherwise under California law. Any arbitration shall be conducted by an arbitrator who shall have recognized expertise in the field of electronic design automation. The parties reserve the right to object to any proposed arbitrator who is employed by or affiliated with a competing entity. An award of arbitration will be final and binding on the parties hereto, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party in any dispute will be entitled to receive from the other party its reasonable attorneys' fees.

     (c) Company is and shall remain at all times an independent contractor. No employee of Company, including but without limitation Company CE(s), shall be deemed to be an employee of Verisity. The parties agree that this Agreement does not constitute a partnership or joint venture between them for any purpose whatsoever. Company shall not have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Verisity or to bind Verisity in any manner whatsoever except as specifically and expressly authorized hereunder.

     (d) Company shall be fully and solely responsible for, shall pay when due, and shall indemnify Verisity for all local, municipal, state, provincial and Federal taxes, imposed upon the Company including but not limited to taxes on Company's income. Company further agrees to execute such documents as Verisity may require as evidence of Company's payment of applicable taxes. Verisity shall deduct at source any and all Taxes or any part thereof, to the extent it is required to do so under any applicable law and adjust payments to Company as appropriate.

     (e) The official text of the Agreement is in the English language and if a translation is made to any other language, such translation shall be solely for the convenience of the parties, it being agreed that in the construction and interpretation of this Agreement, the executed English language Agreement shall govern.

     (f) In the event that any of the provisions of this Agreement are determined to be invalid under applicable rules, statutes or laws, they are deemed to that extent to be omitted and shall not affect the validity of the remainder of the Agreement which will continue without the said provisions.

     (g) This Agreement, including all exhibits attached hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties relating thereto. The terms of this Agreement may not be changed, waived, discharged or terminated except by a statement in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought; except that Verisity may (as provided herein) amend Products and Product prices listed on Exhibit A and Services and Service prices listed on
                         ---------
Exhibit B.
---------

     (h) The failure of a party to require performance by the other party of any provision hereof shall in no way affect the right of the party thereafter to enforce same against the other party, nor shall waiver by either party of a breach of any provision hereof by the other party be taken or be held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     (i) The section headings herein are for convenience of reference only and shall not effect the construction of this Agreement.

     (j) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of such counterparts together will constitute one and the same agreement.

     (k) Company hereby acknowledges that unauthorized disclosure or use of the Products or any Confidential Information or any other breach of this Agreement could cause irreparable harm and significant injury to Verisity that may be difficult to ascertain. Accordingly, Company agrees that Verisity will have the right to obtain immediate injunctive relief to enforce obligations under this Agreement in addition to any other rights or obligations it may have.


The parties hereto have executed this Agreement as of the last day and year specified below.


Verisity Design, EURL.           Integrated Systems Scandinavia EDA AB


By:        /s/ Coby Hanoch                 By:     /s/ Ronny Stromberg

Name:      Coby Hanoch                     Name:   Ronny Stromberg

Title:    VP and GM European Operations    Title:  President

Date:                       Date:

                          Exhibit A - Products/Prices
                          ---------------------------


A.   Products

The products and prices as they appear in the Verisity Pricebook, which will be updated from time to time.

                          Exhibit B - Services/Prices
                          ---------------------------

A.   Services

The services and prices as they appear in the Verisity Pricebook, which will be updated from time to time.

                     Exhibit C - Fees/Annual Revenue Quota
                     -------------------------------------

A. Verisity shall pay Company (the "Commission") as follows:

(i)  [*],

(ii) a portion of the Billings, as shall be determined, on a case by case basis, by Verisity through its Vice President and General Manager of European Operations, at its sole and absolute discretion, in respect of orders for Products made by multi-national entities, the branches and/or headquarters of which are located within the Territory,

(iii)a portion of the Billings, as shall be determined, on a case by case basis, by Verisity through its Vice President and General Manager of European Operations, at its sole and absolute discretion, in the case where the Product will be delivered to, used, or purchased, in whole or in part, by an End-User site which is outside Territory, or when salespeople from other territories were involved in the sale,

Billings mean those amounts due and payable to Verisity from End-Users recognized by Verisity as part of the Company's Quota (less VAT, sales taxes, withholding taxes if applicable and any other applicable levies and taxes) provided however, that with respect to Product orders, Billings shall only include Eligible Product Orders (defined below).

Eligible Product Orders are those which: have been accepted by Verisity; have had all contingencies removed; have a valid software license agreement on file; and which have been invoiced with standard payment terms of Net 30 days (or Net 45 days, in the case it is so defined in the agreement with the customer). Contingent orders are not eligible for payment until End-User acceptance has been achieved. Commissions on orders from End-Users with indeterminable or unacceptable credit will be withheld until credit issues are resolved. Orders with extended payment terms (beyond 30 or 45 days, as defined above) will be eligible for Commissions once the payment due date falls within 30 (or 45) days.

Any order which is canceled or revoked by the End-User, or for which payment is never received, will be "de-booked" by Verisity. Quota and Commission credit for de-booked order(s) will be subtracted, and Verisity will deduct any Commission previously paid on the de-booked order(s) from Commissions earned on future orders and/or may charge Company's account in respect thereof or if, at the time of such de-booking Company's account is zero, Verisity may request and, if so requested, Company shall pay promptly the de-booking amount to Verisity.

Any amounts payable by Verisity under this paragraph A will be paid by Verisity to Company by the end of the month following the month in which invoice is sent to End User. Payment of such amounts will be in U.S. dollars.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

B. Annual Revenue Quota. The revenue quota for fiscal year 2001 shall be [*]. Revenue quota for each following fiscal year shall be determined by Verisity's Vice President and General Manager of European Operations, at his/her sole and absolute discretion, not later then by January 15 of the relevant fiscal year.

C. If, at the request of Verisity, a CE has to travel outside the Territory in order to perform his/her duties under Section 5(i) of the Agreement, then, subject to Verisity's prior written approval, CE will be reimbursed for reasonable traveling, lodging and dining expenses.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.